Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for the Third Quarter 2017

Diluted Earnings per Share of $0.78, up 55% vs. 3Q16

Adjusted Diluted Earnings per Share of $0.65, up 25% vs. 3Q16

COLUMBUS, Ga., October 17, 2017 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2017.

Third Quarter Highlights

•	Net income available to common shareholders was $95.4 million or $0.78 per diluted share as compared to $73.4 million or $0.60 per diluted share for the second quarter 2017 and $62.7 million or $0.51 per diluted share for the third quarter 2016. The third quarter results reflect the Cabela’s transaction fee and certain balance sheet restructuring actions.

•	Adjusted diluted earnings per share were $0.65 as compared to $0.61 for the second quarter 2017 and $0.52 for the third quarter 2016.

•	Return on average assets was 1.27%, up 27 basis points from the previous quarter and up 39 basis points from the third quarter 2016.

•	Adjusted return on average assets was 1.05% as compared to 1.01% for the second quarter 2017 and 0.90% for the third quarter 2016.

•	Total average loans grew $149.9 million or 2.4% annualized from the previous quarter and $1.36 billion or 5.9% as compared to the third quarter 2016.

•	Total average deposits grew $295.2 million or 4.7% annualized from the previous quarter and $1.26 billion or 5.2% as compared to the third quarter 2016.

•	Non-performing asset ratio was 57 basis points, down 16 basis points from the previous quarter and down 20 basis points from the third quarter 2016.

•	Results include the impact of certain balance sheet restructuring actions which included $77.8 million in loans transferred to held-for-sale.

•	Return on average common equity was 13.24%, up 290 basis points from the previous quarter and up 435 basis points from the third quarter 2016.

•	Adjusted return on average common equity was 10.92% as compared to 10.49% for the second quarter 2017 and 9.08% for the third quarter 2016.

•	Adjusted return on average tangible common equity was 11.19% as compared to 10.75% for the second quarter 2017 and 9.16% for the third quarter 2016.

•	Completed the acquisition of certain assets and assumption of certain liabilities of World’s Foremost Bank (WFB), a wholly-owned subsidiary of Cabela’s Incorporated, on September 25, 2017.

•	Simultaneously sold the credit card assets and related liabilities to Capital One Bank while retaining WFB’s $1.1 billion brokered time deposit portfolio.

•	Non-interest income includes a $75.0 million transaction fee received from Cabela’s and Capital One as part of the transaction.

“Our third quarter results reflect solid execution and steady progress toward achieving our strategic priorities,” said Synovus Chairman and CEO Kessel Stelling. “Adjusted earnings per share increased 25% year-over-year, adjusted return on assets increased to 1.05%, and our efficiency ratio declined to below 59%. We strengthened our balance sheet with diversified year-over-year average loan growth of 6% funded by core deposit growth, and we saw the non-performing loan ratio decline 24 basis points to 0.40%. We were also pleased to close the Cabela’s transaction, which provided additional liquidity to fund organic growth and enabled the acceleration of additional balance sheet restructuring actions with longer term financial benefit. Our team is highly energized as we prepare to finish strong in 2017 and fully transition to a unified Synovus brand in 2018, with all of our efforts aimed at improving the customer experience in the communities we serve throughout our footprint.”

Balance Sheet

•	Total average loans were $24.50 billion, up $149.9 million or 2.4% annualized from the previous quarter and up $1.36 billion or 5.9% as compared to the third quarter 2016.

•	Total loans ended the quarter at $24.49 billion, up $56.8 million or 0.9% annualized from the previous quarter and up $1.22 billion or 5.3% as compared to the third quarter 2016.

•	Excluding transfers to held-for-sale, loans grew $134.6 million or 2.2% annualized from the previous quarter.

•	Consumer loans grew $286.4 million or 21.5% annualized from the previous quarter.

•	Commercial and industrial loans grew $24.8 million or 0.8% annualized from the previous quarter.

•	Commercial real estate loans declined $178.4 million or 9.5% annualized from the previous quarter.

•	Total average deposits were $25.29 billion, up $295.2 million or 4.7% annualized from the previous quarter and up $1.26 billion or 5.2% as compared to the third quarter 2016.

•	Average core transaction deposits[1] grew $194.0 million or 4.2% annualized from the previous quarter and $1.24 billion or 7.1% as compared to the third quarter 2016.

Core Performance

•	Total adjusted revenues were $331.3 million, up $9.8 million or 3.1% from the previous quarter and up 12.4% from the third quarter 2016.

•	Net interest income was $262.6 million, up $11.5 million or 4.6% from the previous quarter and up 16.2% from the third quarter 2016.

•	Net interest margin was 3.63%, up 12 basis points from the previous quarter. Yield on earning assets was 4.11%, up 12 basis points from the previous quarter, and the effective cost of funds was 0.48%, unchanged from the previous quarter.

•	Total non-interest income was $135.4 million, up $66.7 million compared to the previous quarter and up $67.3 million from third quarter 2016.

•	Includes the $75.0 million Cabela’s transaction fee, partially offset by $8.0 million in investment securities losses

•	Adjusted non-interest income was $68.4 million, down $1.6 million or 2.3% from the previous quarter and unchanged from the third quarter 2016.

•	Total non-interest expense was $205.6 million, up $13.9 million or 7.2% from the previous quarter and up 10.6% from the third quarter 2016.

•	Efficiency ratio[2] was 50.62% as compared to 59.90% in the previous quarter and 63.13% in the third quarter 2016.

[1]	Consist of non-interest bearing, NOW/Savings, and money market deposits excluding SCMs.
[2]	Non-interest expense as a percentage of the sum of net interest income (fully taxable equivalent basis) and non-interest income excluding net investment securities gains/losses.

•	Adjusted non-interest expense was $194.1 million, up $2.7 million or 1.4% from the previous quarter and up 5.5% from the third quarter 2016.

•	Adjusted efficiency ratio was 58.59% as compared to 59.56% in the previous quarter and 62.41% in the third quarter 2016.

Credit Quality

•	During the third quarter, Synovus completed certain balance sheet restructuring actions which included $77.8 million in loans transferred to held-for-sale (consisting primarily of NPLs) that resulted in provision expense of $27.7 million. Additionally, foreclosed real estate expenses for the quarter include $7.1 million of charges related to discounts to fair value for completed or planned accelerated dispositions.

•	Non-performing loans were $97.8 million at September 30, 2017, down $61.5 million from June 30, 2017 and down $50.3 million from September 30, 2016. The non-performing loan ratio was 0.40% at September 30, 2017, as compared to 0.65% at June 30, 2017 and 0.64% at September 30, 2016.

•	Total non-performing assets were $138.6 million at September 30, 2017, down $40.3 million from June 30, 2017 and down $40.5 million from September 30, 2016. The non-performing asset ratio was 0.57% at September 30, 2017, as compared to 0.73% at June 30, 2017 and 0.77% at September 30, 2016.

•	Net charge-offs were $38.1 million in the third quarter 2017, up $22.4 million from the previous quarter and up $31.2 million from the third quarter 2016. The annualized net charge-off ratio was 0.62% in the third quarter as compared to 0.26% in the previous quarter and 0.12% in the third quarter 2016.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.35% of total loans at September 30, 2017 as compared to 0.27% at June 30, 2017 and 0.27% at September 30, 2016.

Capital Ratios

•	Ratios reflect repurchase of $90.6 million in common stock during the third quarter 2017.

•	Common Equity Tier 1 ratio was 10.04% at September 30, 2017 compared to 10.02% at June 30, 2017.

•	Tier 1 Capital ratio was 10.41% at September 30, 2017 compared to 10.37% at June 30, 2017.

•	Total Risk Based Capital ratio was 12.28% at September 30, 2017 compared to 12.24% at June 30, 2017.

•	Tier 1 Leverage ratio was 9.34% at September 30, 2017 compared to 9.30% at June 30, 2017.

•	Tangible Common Equity ratio was 8.88% at September 30, 2017 compared to 9.15% at June 30, 2017.

Third Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 17, 2017. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $32 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 248 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as the “Most Reputable Bank” by American Banker and the Reputation Institute in 2017, and was named “Best Regional Bank, Southeast” by MONEY Magazine for 2016-17. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, strategic transactions, capital management, our brand initiative, and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Cautionary Notice Regarding Forward-Looking

Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; adjusted return on average tangible common equity; loan growth excluding transfers to held-for-sale; average core transaction deposits; total adjusted revenues; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income per common share, diluted; return on average assets; return on average common equity; total loan growth; total average deposits; total revenue; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity and total shareholders’ equity to total assets ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ operating results, financial strength and capitalization, and the performance of its business and the strength of its capital position, but they have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. Adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common equity, and adjusted return on average tangible common equity are measurements used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Average core transaction deposits is a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. Loan growth excluding transfers to held-for-sale is a measure used by management to evaluate organic loan growth exclusive of loans transferred to held-for-sale. Total adjusted revenues and adjusted non-interest income are measures utilized by management to measure non-interest income exclusive of net investment securities gains/losses, decrease in fair value of private equity investments, net, and the Cabela’s transaction fee. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. These non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies and should not be considered as substitutes for net income per common share, diluted; return on average assets; return on average common equity; total loan growth; total average deposits; total revenue; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity and total shareholders’ equity to total assets ratio, determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; adjusted return on average tangible common equity; loan growth excluding transfers to held-for-sale; average core transaction deposits; total adjusted revenues; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) and the reconciliation of these measures to net income per common share, diluted; return on average assets; return on average common equity; total loan growth; total average deposits; total revenue; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity; and total shareholders’ equity to total assets ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	3Q17	2Q17	3Q16
Adjusted Net Income Per Common Share, Diluted
Net income available to common shareholders	$95,448	73,444	62,686
Add: Earnout liability adjustments	2,059	—	—
Add: Merger-related expense	23	—	550
Add: Fair value adjustment to VISA derivative	—	—	360
Add/subtract: Litigation contingency/(recovery)	401	—	(189)
Add: Restructuring charges	519	13	1,243
Add: Amortization of intangibles	292	292	—
Add: 3Q17 balance sheet restructuring actions	35,960	—	—
Add/subtract: Investment securities losses (gains), net	7,956	1	(59)
Add: Decrease in fair value of private equity investments, net	27	1,352	249
Subtract: Cabela’s transaction fee	(75,000)	—	—
Add/subtract: Tax effect of adjustments	11,034	(613)	(797)

Adjusted net income	$78,719	74,489	64,043
Weighted average common shares outstanding-diluted	121,814	123,027	123,604

Adjusted diluted earnings per share	$0.65	0.61	0.52

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	3Q17	2Q17	3Q16
Adjusted Return on Average Assets
Net income	$98,008	76,003	65,245
Add: Earnout liability adjustments	2,059	—	—
Add: Merger-related expense	23	—	550
Add: Fair value adjustment to VISA derivative	—	—	360
Subtract/add: Litigation contingency	401	—	(189)
Add: Restructuring charges	519	13	1,243
Add: Amortization of intangibles	292	292	—
Add: 3Q17 balance sheet restructuring actions	35,960	—	—
Subtract/add: Investment securities (losses) gains, net	7,956	1	(59)
Add: Decrease in fair value of private equity investments, net	27	1,352	249
Subtract: Cabela’s transaction fee	(75,000)	—	—
Subtract/add: Tax effect of adjustments	11,034	(613)	(797)

Adjusted net income	$81,279	77,048	66,602
Net income annualized	$322,466	309,039	264,960

Total average assets	$30,678,388	30,630,748	29,528,435

Adjusted return on average assets	1.05%	1.01	0.90

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	3Q17	2Q17	3Q16
Adjusted Return on Common Equity
Net income available to common shareholders	$95,448	73,444	62,686
Add: Earnout liability adjustments	2,059	—	—
Add: Merger-related expense	23	—	550
Add: Fair value adjustment to VISA derivative	—	—	360
Subtract/add: Litigation contingency	401	—	(189)
Add: Restructuring charges	519	13	1,243
Add: Amortization of intangibles	292	292	—
Add: 3Q17 balance sheet restructuring actions	35,960	—	—
Subtract/add: Investment securities (losses) gains, net	7,956	1	(59)
Add: Decrease in fair value of private equity investments, net	27	1,352	249
Subtract: Cabela’s transaction fee	(75,000)	—	—
Add/subtract: Tax effect of adjustments	11,034	(613)	(797)

Adjusted net income	$78,719	74,489	64,043
Net income annualized	$312,309	298,775	254,780

Total average shareholders’ equity less preferred stock	$2,859,491	2,849,069	2,806,533
Subtract: Goodwill	(57,167)	(57,017)	(24,431)
Subtract: Other intangibles assets, net	(11,648)	(11,966)	(226)

Total average tangible shareholders’ equity less preferred	$2,790,676	2,780,086	2,781,876
Adjusted return on average common equity	10.92%	10.49	9.08

Adjusted return on average tangible common equity	11.19%	10.75	9.16

Average Core Transaction Deposits
Total average deposits	$25,286,919	24,991,708	24,030,291
Subtract: Average brokered deposits	(1,530,889)	(1,379,559)	(1,409,739)
Subtract: Average time deposits excluding average SCM time deposits	(3,160,915)	(3,151,333)	(3,153,366)
Subtract: Average state, county, and municipal (SCM) deposits	(1,991,954)	(2,051,646)	(2,105,126)

Average core transaction deposits	$18,603,161	18,409,170	17,362,060

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	3Q17	2Q17	3Q16
Adjusted Non-interest Income
Total non-interest income	$135,435	68,701	68,155
Subtract: Cabela’s transaction fee	(75,000)	—	—
Add/subtract: Investment securities (losses) gains, net	7,956	1	(59)
Add: Decrease in fair value of private equity investments, net	27	1,352	249

Adjusted non-interest income	$68,418	70,054	68,345

Adjusted Non-interest Expense
Total non-interest expense	$205,646	191,747	185,871
Subtract: 3Q17 balance sheet restructuring actions	(8,250)	—	—
Subtract: Earnout liability adjustments	(2,059)	—	—
Subtract: Restructuring charges	(519)	(13)	(1,243)
Subtract: Fair value adjustment to Visa derivative	—	—	(360)
Subtract: Litigation contingency/ recovery	(401)	—	189
Subtract: Merger-related expense	(23)	—	(550)
Subtract: Amortization of intangibles	(292)	(292)	—

Adjusted non-interest expense	$194,102	191,442	183,907

Adjusted Efficiency Ratio
Adjusted non-interest expense	$194,102	191,442	183,907
Net interest income	262,572	251,097	226,007
Add: Tax equivalent adjustment	283	298	330
Add: Total non-interest income	135,435	68,701	68,155
Subtract: Cabela’s transaction fee	(75,000)
Add: Decrease in fair value of private equity investments, net	27	1,352	249
Add/subtract: Investment securities (losses) gains, net	7,956	1	(59)

Total adjusted revenues	$331,273	321,449	294,682
Adjusted efficiency ratio	58.59%	59.56	62.41

Reconciliation of Non-GAAP Financial Measures,

continued

(dollars in thousands)	3Q17	2Q17	3Q16
Tangible common equity ratio
Total assets	$31,642,123	30,687,966	29,727,096
Subtract: Goodwill	(57,315)	(57,092)	(24,431)
Subtract: Other intangible assets, net	(11,548)	(11,843)	(225)

Tangible assets	$31,573,260	30,619,031	29,702,440

Total shareholders’ equity	$2,997,079	2,997,947	2,906,659
Subtract: Goodwill	(57,315)	(57,092)	(24,431)
Subtract: Other intangible assets, net	(11,548)	(11,843)	(225)
Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$2,802,236	2,803,032	2,756,023

Tangible common equity ratio	8.88%	9.15	9.28

Common Equity Tier 1 (CET1) ratio (fully phased-in)
Common Equity Tier 1 (CET1)	$2,749,303	2,734,983	2,596,233
Adjustment related to capital components	(25,704)	(31,623)	(101,843)

CET1 (fully phased-in)	$2,723,599	2,703,360	2,494,390

Total risk-weighted assets (fully phased-in)	$27,600,027	27,528,587	26,323,936
Common Equity Tier 1 (CET1) ratio (fully phased-in)	9.87%	9.82	9.48

Sequential quarter loan growth excluding transfers to held-for-sale

3Q17 Sequential quarter loan growth, as reported	$56,848
Add: transfers to held-for-sale
Consumer	20,213
C&I	41,821
Commercial	15,740

Total loans transferred to held-for-sale	$77,774
3Q17 Sequential quarter loan growth excluding transfers to held-for sale	$134,622
Ending loan balance at June 30, 2017	$24,430,512
Sequential quarter % change, as reported, annualized	0.9%
Sequential quarter % change, adjusted, annualized	2.2%